Exhibit 99.1

CONTACTS:

North American Media Contact:	Investor Contacts:
EVC Group, Inc.	EVC Group, Inc.
Steve DiMattia	Doug Sherk
646-201-5445	415-896-6818
sdimattia@evcgroup.com	dsherk@evcgroup.com
Jenifer Kirtland
European Media Contact:	415-896-2005
Northbank Communications	jkirtland@evcgroup.com
Sue Charles, CEO
+44 (0)20 7886 8152
s.charles@northbankcommunications.com
For Immediate Release
SOLEXA GENOME ANALYSIS SYSTEM ACHIEVES 1G PERFORMANCE MILESTONE
Company Completes Early Access Program
HAYWARD, Calif. and Cambridge, UK (January 8, 2007) — Solexa, Inc. (NASDAQ: SLXA) today provided an update on milestones related to its Solexa Genome Analysis System. Recent achievements include completion of Solexa’s Early Access program; achievement of the 1G performance milestone; demonstration of the 1G Genome Analyzer’s utility across a wide range of applications; completion of the largest project performed on a next-generation sequencing platform; and inauguration of commercial genomics services employing the Solexa Genome Analysis System.
“I salute the employees of Solexa for accomplishing the ambitious goals we laid out in 2005 and early 2006,” said John West, chief executive officer of Solexa. “Their vision, technical excellence and hard work have led us to achieve these important landmarks, which we believe positions Solexa as a leader in next-generation sequencing.”
Solexa’s accomplishments in the fourth quarter include:
•	Completion of the Early Access commercialization phase. In 2006 Solexa shipped 13 systems to ten customers in five countries. Important Early Access milestones include attaining robust and consistent performance across sites in the US and abroad and honing Solexa’s operations and field support activities to support a growing installed base. In the fourth quarter Solexa began to invoice and receive payment from Early Access customers. Beginning in this first quarter, Solexa intends to make the system broadly available to customers.
•	Achievement of 1G performance milestone. Solexa has completed multiple runs on multiple instruments that have yielded over 1 gigabase (one billion bases) of high-quality DNA sequence data per flow cell after filtering, making the Solexa Genome Analysis System the first platform to reach this important milestone. Recent contributors to improvements in system throughput and accuracy include various hardware refinements that were largely implemented at customer sites; more powerful computational algorithms yielding more high-quality reads; faster instrument software; and improved protocols yielding denser clusters. Solexa intends to continue to implement these improvements at customer sites and expects to begin recognizing revenue on the sale of instrument systems in the first quarter of 2007.

•	Demonstration of the 1G Genome Analyzer’s versatility. To date, genome-scale experiments by customers or Solexa include resequencing, gene expression, small RNA and specialty tag sequencing assays such as DNase hypersensitivity detection and ChIP. Customers with installed systems include academic and commercial laboratories, including genome centers and core labs.

•	Progress on Solexa Genome Initiative. Earlier this quarter, Solexa announced the completion of the largest sequencing project to date on a next-generation platform, the sequencing of a human X-chromosome by scientists at Solexa and a collaborator. The company has also undertaken a draft of a whole human genome sequence. Solexa intends to add additional sequence data over the course of 2007, to present the data at upcoming scientific conferences and to release the data publicly.

•	Inauguration of commercial genomics services activities. Key milestones accomplished include delivering data to customers and receiving payment for Solexa Genome Analysis System projects. Customer projects completed in the fourth quarter of 2006 included resequencing, expression profiling and specialty tag sequencing assays.
“We believe that the Solexa Genome Analysis System is delivering on its promise to enable researchers worldwide to resequence whole human genomes at a fraction of the cost and time required by other platforms and to address a range of important genetic analysis applications,” continued Mr. West. “We expect our customers to exceed the 1G performance milestone in 2007 as they continue to optimize operation of the Solexa Genome Analysis system. Solexa looks forward to continued success in 2007.”
As previously reported, Illumina, Inc. (NASDAQ: ILMN) and Solexa have entered into a definitive merger agreement under which Illumina has agreed to acquire Solexa in a stock-for-stock merger. Each of Illumina and Solexa will hold its special meeting of stockholders on January 26, 2007 to approve the merger transaction.
About Solexa
Solexa, Inc. is developing and commercializing the Solexa Genome Analysis System, which is being used to perform a range of analyses including whole genome resequencing, gene expression analysis and small RNA analysis. Solexa expects its first-generation instrument, the 1G Genome Analyzer, to generate over a billion bases of DNA sequence per run and to enable human genome resequencing below $100,000 per sample, making it the first platform to reach this important milestone. Solexa’s longer-term goal is to reduce the cost of human re-sequencing to a few thousand dollars for use in a wide range of applications from basic research through clinical diagnostics. For further information, please visit www.solexa.com.
Forward-Looking Statements
This press release contains “forward-looking” statements, including statements related to the current views of Solexa management as to future products, product development, the commercialization of the Company’s novel genetic analysis technology including the timing of meeting performance specifications and of revenue recognition, and the expansion and success of Solexa’s commercial application of its genomics technologies. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “predicts,” “expects,” “envisions,” “hopes,” “estimates,” “intends,” “will,” “continue,” “may,” “potential,” “should,” “confident,” “could” and similar expressions are intended to identify forward-looking statements. There can be no assurance that such expectations of any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. There are a number of important factors that could cause the results of Solexa to differ materially from those indicated by these forward-looking statements including, among others, risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended September 30, 2006. Solexa does not undertake any obligation to update forward-looking statements.

Additional Information
In connection with the proposed merger, Illumina has filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Illumina and Solexa that also constitutes a prospectus of Illumina. Illumina and Solexa have mailed the joint proxy statement/prospectus to their respective stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus and other related documents filed by Illumina and Solexa with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus and the other documents may also be obtained for free by accessing Illumina’s website at www.illumina.com under the tab “Investors” and then under the heading “SEC Filings” or by accessing Solexa’s website at www.solexa.com under the tab “Investors” and then under the heading “SEC Documents.”
Participants in the Solicitation
Illumina and Solexa and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Illumina’s executive officers and directors in Illumina’s definitive proxy statement filed with the SEC on April 26, 2006. You can find information about Solexa’s executive officers and directors in their definitive proxy statement filed with the SEC on August 31, 2006. You can obtain free copies of these documents by using the contact information provided at Illumina’s or Solexa’s website.
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